EXHIBIT 99.1

FortuNet Announces Fiscal 2007 Earnings Call

LAS VEGAS, March 26, 2008 (PRIME NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today announced financial results for the fiscal year ended December 31, 2007 and announced that it will conduct a conference call to discuss these results on March 27, 2008 at 1:00 P.M., Pacific Standard Time. To participate in the conference call, please dial 1-866-296-6505 and enter the authorization number 5437787.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multi-game server-based gaming platforms. FortuNet's gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(r) brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, can be readily adapted to FortuNet's gaming platform, which are planned to be marketed under its WIN-WIN(tm) MobiPlayer(tm) brand names.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com